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                                                                  EXHIBIT (h)(1)


                            ADMINISTRATION AGREEMENT


     THIS AGREEMENT is made as of this 1st day of August, 2000, by and between AMBASSADOR FUNDS, a Delaware business trust (the "Company"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS FUND SERVICES ("BISYS" or the "Administrator"), an Ohio limited partnership organized under the laws of the State of Ohio and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

     WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of beneficial interest or common stock ("Shares"); and

     WHEREAS, the Company desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to each series of the Company, all as now or hereafter may be established from time to time ("Portfolios"), on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Company and the Administrator hereby agree as follows:

     ARTICLE 1. RETENTION OF THE ADMINISTRATOR. The Company hereby retains the Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the management and administrative services as set forth in
Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

     The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized (e.g., those instances in which a BISYS employee is a duly elected officer of the Company), shall have no authority to act for or represent the Company in any way and shall not be deemed an agent of the Company.

     ARTICLE 2. ADMINISTRATIVE SERVICES. The Administrator shall perform or supervise the performance by others of administrative services in connection with the operations of the Portfolios, and, on behalf of the Company, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. The Administrator shall provide the Board of Trustees/Directors of the Company (hereafter referred to as the "Directors") with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

     The Administrator shall provide the Company with regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities (including facilities for Shareholders' and


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Directors' meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Directors, the Administrator shall make reports to the Company's Directors concerning the performance of its obligations hereunder.

     Without limiting the generality of the foregoing, the Administrator shall:

     (a) calculate contractual Company expenses and control all disbursements for the Company, and as appropriate, compute the Company's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

     (b) assist Company legal counsel with the timely preparation of prospectuses, statements of additional information, registration statements and proxy materials;

     (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Company's Shares with state securities authorities, monitor the sale of Company Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Company and the Company's Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Company and the Company's Shares with state securities authorities to enable the Company to make a continuous offering of its Shares;

     (d) develop and prepare, with the assistance of the Company's investment adviser and legal counsel, communications to salespersons or Shareholders, including the annual and semi-annual reports to Shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Company Shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

     (e) administer contracts on behalf of the Company with, among others, the Company's investment adviser, distributor, custodian, transfer agent and fund accountant;

     (f) supervise the Company's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

     (g) calculate performance data of the Portfolios for dissemination to information services covering the investment company industry;

     (h) coordinate and supervise the preparation and filing of the Company's tax returns;

     (i) examine and review the operations and performance of the various organizations providing services to the Company or any Portfolio of the Company, including, without limitation, the Company's investment adviser, distributor, custodian, fund accountant, transfer agent, outside legal counsel and independent public accountants, and at the request of the Directors, report to the Board on the performance of organizations;


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     (j) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Company's semi-annual and annual reports to Shareholders;

     (k) assist with the design, development, and operation of the Portfolios, including new classes, investment objectives, policies and structure;

     (l) provide individuals reasonably acceptable to the Company's Directors to serve as officers of the Company, who will be responsible for the management of certain of the Company's affairs as determined by the Company's Directors;

     (m) advise the Company and its Directors on matters concerning the Company and its affairs;

     (n) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Company in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Company's Directors;

     (o) monitor and advise the Company and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986, as amended;

     (p) perform all administrative services and functions of the Company and each Portfolio to the extent administrative services and functions are not provided to the Company or such Portfolio pursuant to the Company's or such Portfolio's investment advisory agreement, distribution agreement, custodian agreement, transfer agent agreement and fund accounting agreement;

     (q) furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Company and the Administrator shall determine desirable;

     (r) prepare and file with the SEC all reports for the Company on Form N-SAR and all required notices pursuant to Rule 24f-2; and

     (s) remit payment of custodian fees to the Company's custodian, as directed by the appropriate officers of the Company, which payment shall be made from the fees that are collected pursuant to Article 4 herein.

     The Administrator shall perform such other services for the Company that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual and semi-annual reports of the Portfolios; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Company will pay the Administrator's out-of-pocket expenses.


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     ARTICLE 3. ALLOCATION OF CHARGES AND EXPENSES

     (A) The Administrator. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company as well as all Directors of the Company who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Company retained by the Directors of the Company to perform services on behalf of the Company.

     (B) The Company. The Company assumes and shall pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of the Administrator or the Investment Adviser to the Company or any affiliated corporation of the Administrator or the Investment Adviser, insurance (including directors and officers professional liability insurance and a fidelity bond), interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Company.

     ARTICLE 4. COMPENSATION OF THE ADMINISTRATOR

     (A) Administration Fee. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Company shall pay to the Administrator compensation at an annual rate specified in the Omnibus Fee Agreement by and among the Company, BISYS Fund Services Ohio, Inc. and the Administrator dated as of August 1, 2000 (the "Fee Agreement"). Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. In addition to paying the Administrator the fees set forth in the Fee Agreement, the Company shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Board meetings. In connection with travel and lodging expenses, the Administrator agrees to use its best efforts to obtain favorable rates. To the extent three or more representatives of the Administrator plan on attending a Board meeting of the Company, the Administrator agrees to obtain approval from the Company for such attendance in advance.

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     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

     (B) Survival of Compensation Rights. All rights of compensation under this Agreement for services performed on or before the termination date shall survive the termination of this Agreement.

     ARTICLE 5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include partners, officers, employees and other agents of the Administrator as well as the Administrator itself.)

     So long as the Administrator acts in good faith and with due diligence and without negligence, the Company assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Administrator's actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     Subject to applicable laws and regulations, the rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Company may be asked to indemnify or hold the Administrator harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company, but failure to do so in good faith shall not affect the rights hereunder.

     The Company shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the


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Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Company does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

     The Administrator may apply to the Company at any time for instructions and may consult counsel for the Company or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons.

     ARTICLE 6. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Company are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and Shareholders of the Company are or may be or become interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Company, and that the Administrator may be or become interested in the Company as a Shareholder or otherwise.

     ARTICLE 7. DURATION OF THIS AGREEMENT. The Term of this Agreement shall be as specified in the Fee Agreement.

     ARTICLE 8. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder subject to the prior approval by the Company's Directors, which approval shall not be unreasonably withheld. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     ARTICLE 9. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     ARTICLE 10. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and


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preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Company shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Company and will be made available to or surrendered promptly to the Company on request.

     In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Company and follow the Company's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Company has agreed to indemnify the Administrator against such liability.

     ARTICLE 11. DEFINITIONS OF CERTAIN TERMS. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     ARTICLE 12. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following addresses: if to the Company, at 211 West Fort Street, Suite 720 c/o Ambassador Capital Management, Inc.; if to the Administrator, at 3435 Stelzer Road, Columbus, Ohio 43219; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     ARTICLE 13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 14. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.


                                        AMBASSADOR FUNDS


                                        BY: /s/ Brian T. Jeffries
                                           ------------------------------------

                                        TITLE: President
                                              ---------------------------------


                                        BISYS FUND SERVICES LIMITED
                                        PARTNERSHIP

                                        BY:  BISYS FUND SERVICES, INC.,
                                             GENERAL PARTNER


                                        BY: /s/ William J. Tomko
                                           ------------------------------------

                                        TITLE: President
                                              ---------------------------------





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